EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned directors and officers of MERCADOLIBRE, INC. (the “Company”) hereby constitute and appoint Marcos Galperin, Pedro Arnt and Jacobo Cohen Imach, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-3 which will be initially filed with the Securities and Exchange Commission (the “SEC”) on or about October 12, 2016, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of October 12, 2016, by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ Marcos Galperin Marcos Galperin	Chief Executive Officer and Director (Principal Executive Officer)	October 12 , 2016

/s/ Pedro Arnt Pedro Arnt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 12 , 2016

/s/ Mario Vazquez Mario Vazquez	Director	October 12 , 2016

/s/ Susan Segal Susan Segal	Director	October 12 , 2016

/s/ Michael Spence Michael Spence	Director	October 12 , 2016

/s/ Nicolás Galperin Nicolás Galperin	Director	October 12 , 2016

/s/ Emiliano Calemzuk Emiliano Calemzuk	Director	October 12 , 2016

/s/ Meyer Malka Meyer Malka	Director	October 12 , 2016

/s/ Javier Olivan Javier Olivan	Director	October 12 , 2016

/s/ Roberto Balls Sallouti Roberto Balls Sallouti	Director	October 12 , 2016